EXHIBIT 99.1

Carl Thomsen, (408) 943-0777, ir@stratexnet.com

FOR IMMEDIATE RELEASE

STRATEX NETWORKS ANNOUNCES

FIRST QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS

SAN JOSE, Calif., July 21, 2004 — Stratex Networks, Inc. (NASDAQ: STXN), one of the world’s leading providers of high-speed wireless transmission solutions, today reported financial results for the first quarter of fiscal year 2005, ended June 30, 2004. Net sales in the first quarter of fiscal year 2005 totaled $46.0 million compared to $36.0 million reported in the first quarter of fiscal year 2004. Net loss in the first quarter of fiscal year 2005 was $8.0 million or $0.09 per share, compared to a net loss of $3.4 million or $0.04 per share reported in the first quarter of fiscal year 2004. Excluding a $3.6 million benefit related to the favorable resolution of a previously reserved legal claim, net loss in the first quarter of fiscal year 2004 was $6.9 million or $0.08 per share.

Stratex Networks received $45.5million in orders during the first quarter. The backlog as of June 30, 2004 was $58 million.

“Eclipse shipments increased sequentially by 40% over the prior quarter with the introduction of new functionality announced during Q1. Customers are beginning to express a clear preference for Eclipse and are driving a rapid product transition process. Based on these initial shipments of Eclipse, we expect a significant increase in Eclipse revenue in subsequent quarters, reductions in demand for the lower profit margin products Eclipse replaces, and steady improvements in gross profit margin in the second half of the fiscal year,” stated Chuck Kissner, Chairman and CEO. “This, in addition to very strong bid and proposal activity on Eclipse, reinforces our confidence that this will lead to improved financial performance for Stratex Networks.”

In June, the Company announced the second major software release for Eclipse. This release contains a number of key networking features, and is considered key to fulfilling the anticipated strong demand for Eclipse in the second half of the fiscal year.

STRATEX NETWORKS, INC. REPORTS FIRST QUARTER

FISCAL YEAR 2005 FINANCIAL RESULTS

Also during the first quarter of fiscal 2005, the company exercised its option under its credit facility with Silicon Valley Bank to borrow $25 million as a 4-year term loan at a fixed interest rate. This term loan provides funds to support the working capital required during the introduction and transition to the new Eclipse product line.

A conference call with company management will follow this announcement at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Investors are invited to listen to the call live via the Internet at http://www.stratexnet.com/. Investors can listen via telephone by dialing (877) 543-9372 domestic or (706) 643-3737 international and entering conference identification number 8379415. A telephone replay using the same conference identification number will be accessible at (800) 642-1687 domestic or (706) 645-9291 international beginning approximately two hours after conclusion of the live call. The Internet link and telephone replay will be available for a period of two weeks following the conference call.

About Stratex Networks: With headquarters in San Jose, California, Stratex Networks, Inc. is one of the world’s leading providers of high-speed wireless transmission solutions. Since it was founded in 1984, Stratex Networks has achieved international recognition for quality, innovation, and technical superiority in delivering data, voice, and video communication systems, including comprehensive service and support. Stratex Networks, with its broad product offering and worldwide sales and support organization, is strategically positioned to serve its customers’ needs in wireless high-capacity transmission technology. Additional information is available at www.stratexnet.com .

Safe Harbor Statement: This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s expectations regarding customer preferences relating to, and future revenues resulting from, Eclipse; gross margins in the second half of fiscal 2005; market acceptance of the Eclipse; and the Company’s future financial performance These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of significant risks and uncertainties including unexpected delays in the schedule for shipments of Eclipse, negative trends in the general economic condition of the worldwide economy, order cancellations, postponements in product deliveries resulting in delayed revenue recognition, increased competition, downward pressures on the price of the Company’s products and services and the introduction of competing products and technologies. In addition, orders and backlog are not necessarily indicative of revenue in any future period. For a further discussion of these and other factors that impact the Company’s business in general, see the information provided under the heading “Factors That May Affect Future Financial Results” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, filed with the Securities and Exchange Commission on May 27, 2004.

— Tables to follow —

STRATEX NETWORKS, INC. REPORTS FIRST QUARTER

FISCAL YEAR 2005 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2004	March 31, 2004
Assets

Cash and short-term investments	$63,791	$49,963
Accounts receivable, net	34,038	34,295
Inventories	30,983	33,101
Other current assets	11,995	10,932

Total current assets	140,807	128,291

Property & equipment, net	32,626	31,175
Other assets	2,597	3,778

Total assets	$176,030	$163,244

Liabilities and Stockholders’ Equity

Accounts payable	$37,812	$40,033
Short-term debt	6,250	—
Other current liabilities	21,744	21,718

Total current liabilities	65,806	61,751

Long-term debt	18,229	—
Other long-term liabilities	19,116	20,311

Total liabilities	103,151	82,062

Stockholders’ equity	72,879	81,182

Total liabilities and stockholders’ equity	$176,030	$163,244

— continued —

STRATEX NETWORKS, INC. REPORTS FIRST QUARTER

FISCAL YEAR 2005 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,
	2004	2003
Net sales	$46,041	$35,967
Cost of sales	39,115	28,621

Gross profit	6,926	7,346

Operating expenses:
Research and development	4,364	3,886
Selling, general and administrative	9,630	10,506
Amortization of intangible assets	395	—
Restructuring and other charges (credits)	—	(3,550)

Total operating expenses	14,389	10,842

Loss from operations	(7,463)	(3,496)
Other income (expense)	(370)	52

Loss before income taxes	(7,833)	(3,444)
Provision (benefit) for income taxes	151	(69)

Net loss	$(7,984)	$(3,375)

Basic and diluted net loss per share	$(0.09)	$(0.04)
Basic and diluted weighted average shares outstanding	84,127	82,810

— continued —

STRATEX NETWORKS, INC. REPORTS FIRST QUARTER

FISCAL YEAR 2005 FINANCIAL RESULTS

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30, 2004			Three Months Ended June 30, 2003
	GAAP (As Reported)	Adjust- ments	Non-GAAP	GAAP (As Reported)	Adjust- ments	Non-GAAP
Net sales	$46,041	—	$46,041	$35,967	—	$35,967
Cost of sales	39,115	—	39,115	28,621	—	28,621

Gross profit	6,926	—	6,926	7,346	—	7,346

Operating expenses:
Research and development	4,364	—	4,364	3,886	—	3,886
Selling, general and administrative	9,630	—	9,630	10,506	—	10,506
Amortization of Intangible assets	395	—	395	—	—	—
Restructuring charges	—	—	—	(3,550)	3,550	—

Total operating expenses	14,389	—	14,389	10,842	3,550	14,392

Operating loss	(7,463)	—	(7,463)	(3,496)	(3,550)	(7,046)
Other income (expense)	(370)	—	(370)	52	—	52

Loss before income taxes	(7,833)	—	(7,833)	(3,444)	(3,550)	(6,994)
Provision (benefit) for income taxes	151	—	151	(69)	—	(69)

Net income (loss)	$(7,984)	—	$(7,984)	$(3,375)	$(3,550)	$(6,925)

Basic and diluted loss per share	$(0.09)		$(0.09)	$(0.04)		$(0.08)

Basic and diluted weighted average shares outstanding	84,127		84,127	82,810		82,810

The above non-GAAP amounts have been adjusted to eliminate a $3.6 million benefit related to the favorable resolution of a previously reserved legal claim.

To supplement the company’s consolidated financial statements presented in accordance with GAAP, Stratex Networks, Inc. uses non-GAAP measures of certain components of financial performance, including operating income (loss), net income (loss) and per share data, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.